UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – APRIL 29,2014

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

131 Bloor Street West, Suite 200/372
Toronto, Ontario, Canada M5S 1R8
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on April 29, 2014, the Board of Directors of Epcylon Technologies Inc., a Nevada corporation (the “Company”), authorized and approved the execution of that certain account management agreement dated April 29, 2014 (the "Account Management Agreement") between the Company and Four Seasons Trust (the "Investor"). In accordance with the terms and provisions of that certain non-U.S. subscription agreement (the "Subscription Agreement"), the Investor shall purchase 10,000,000 shares of Series A preferred stock at a per share price of $0.20 for aggregate proceeds of $2,000,000. In further accordance with the Account Management Agreement, the $2,000,000 shall be held in a segregated interest-bearing account. The Investor has acknowledged substantial risk in investing the $2,000,000 in the Company and desires to monitor certain use of proceeds, direction and confirmation of capital payments and distributions as developed, invested capital security, capital flow management and distribution management. The $2,000,000 Series A preferred stock funding will generally enable the Company to qualify for listing on the OTCQX.

SECTION 3. SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

Effective April 29, 2014, the Board of Directors of the Company approved and authorized the Subscription Agreement pursuant to which it issued an aggregate of 10,000,000 shares of Series A preferred stock to the Investor at $0.20 per share. The shares of Series A preferred stock were issued to the Investor in reliance on Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The shares of Series A preferred stock issued to the Investor have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements.

Any and all revenue earned on a quarterly basis as a result of investment of the funds in a restricted account shall, upon approval by the Board of Directors of the Company, be distributed on a quarterly basis to the Investor within ten days from the end of such quarter (the "Earned Dividend"). The amount of such Earned Dividend shall be determined in accordance with the Account Management Agreement. If the Company is to pay such Earned Dividend, the Investor may elect to take payment of such Earned Dividend in the form of either cash or issuance of shares of common stock rather than a cash dividend. Such price per share shall be the average trading price of the Company's shares on the OTCQB during the preceding five business days prior to payment of the Earned Dividend.

The Investor shall at its option have the ability to convert the shares of Series A Preferred Stock into shares of common stock on a one preferred share for 1.333333 common share basis. The Company may by providing a five day notice to the Investor redeem such Series A Preferred Shares at a redemption price of $0.20 per share plus all unpaid and accrued Earned Dividends. In the event of receipt of the notice of redemption by the holder of the Series A Preferred Shares, the Investor shall have five business days from date of receipt to convert into shares of common stock. The Investor shall be entitled to cast the number of votes equal to the number of Series A Preferred Stock multiplied by 100.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.01	Account Management Agreement dated April 29, 2014 between Epcylon Technologies Inc. and Four Seasons Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.

DATE: May 1, 2014	/s/ Peter George
Name: Peter George
Title: CEO